INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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COMMONWEALTH BIOTECHNOLOGIES, INC.

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COMMONWEALTH BIOTECHNOLOGIES, INC.

601 Biotech Drive, Richmond, Virginia 23235

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of	April 15, 2003
Commonwealth Biotechnologies, Inc.	Richmond, Virginia

The Annual Meeting of Shareholders of Commonwealth Biotechnologies, Inc. (the “Company”) will be held at the Company’s headquarters at 601 Biotech Drive, Richmond, Virginia 23235, on May 15, 2003 at 11 o’clock a.m. local time to consider and act on the following matters:

1.	Election of two Class III Directors to serve a term of three years.

2.	Ratification of the selection of McGladrey & Pullen, LLP as independent auditors to audit the books of account and other corporate records of the Company for the fiscal year ending December 31, 2003.

3.	Such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 24, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you expect to attend the meeting in person, you are urged to promptly vote by signing, dating and returning the enclosed proxy card by mail.

By Order of the Board of Directors,

/s/ THOMAS R. REYNOLDS
Thomas R. Reynolds, Secretary

ANNUAL MEETING

of

COMMONWEALTH BIOTECHNOLOGIES, INC.

601 Biotech Drive, Richmond, Virginia 23235

PROXY STATEMENT

April 15, 2003

This Proxy Statement is being mailed to shareholders beginning on or about April 15, 2003 in connection with the solicitation by the Company, on behalf of its Board of Directors, of proxies to be used at the Annual Meeting of Shareholders of the Company which is to be held on May 15, 2003 at the Company’s headquarters at 601 Biotech Drive, Richmond, Virginia 23235, at 11 o’clock a.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

If the accompanying form of proxy is returned to the Company, it will be voted, but it may be revoked at any time before it is voted. Shares in respect of which a proxy or other instruction is not received by the Company prior to the meeting will not be voted. The presence of a shareholder at the meeting does not automatically revoke any proxy previously given. At any time before a vote is taken, a shareholder may revoke his or her proxy for that vote by giving notice to the company in writing or at the meeting, without affecting any vote previously taken.

A copy of the Company’s 2002 Annual Report, including financial statements, is enclosed in the envelope with this Proxy Statement.

At the close of business on March 24, 2003, there were 2,433,779 outstanding shares of Common Stock of the Company. Holders of outstanding shares of Common Stock are entitled to one vote for each full share held on the March 24, 2003 record date.

PROPOSAL I:

ELECTION OF DIRECTORS

The Company’s Bylaws provide for a Board of not less than five nor more than nine directors, and authorizes the Board to determine from time to time the number of directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. The Board has set the number of directors currently constituting the Board at six. Additionally, the Company’s Articles of Incorporation require that the Board of Directors be divided into three classes having staggered three-year terms.

The Board has set the number of directors to be elected at this annual meeting at two, and recommends the election of its two nominees named below.

Abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting. Directors are elected by a plurality of the votes cast. Votes cast for a nominee will be counted in favor of election. Withheld votes and broker non-votes will count neither in favor of, nor against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the Board’s nominees. Proxies cannot be voted for a greater number of persons than the number of directors set by the Board for election. If, prior to the meeting, a nominee becomes unable to serve as a director for any reason, the proxyholders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election.

The Company has no provision for cumulative voting in the election of directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the March 24, 2003 record date for up to two candidates for election as director.

The information concerning directors and nominees set forth below is given as of December 31, 2002 unless stated otherwise. Each nominee for election and each director continuing in office has had the same principal occupation or employment during the past five years unless otherwise indicated.

Nominees for election as Class III directors to serve three-year terms expiring in 2006:

RICHARD J. FREER, PH.D. – Chairman of the Board, Director and Founder

Age – 60

Director since 1992

Since founding the Company in 1992, Dr. Freer has served as the Chairman of the Board and a director of the Company. From 1975 until 1997, Dr. Freer was employed in the Department of Pharmacology and Toxicology at Virginia Commonwealth University (“VCU”), first as an Associate Professor and then a full Professor. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as Professor in VCU’s Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor’s degree in Biology from Marist College and a doctorate degree in Pharmacology from Columbia University.

DONALD A. MCAFEE, PH.D. – Director

Age – 61

Director since 2001

Dr. McAfee is co-founder, Chief Technical Officer, and a director of Aderis Pharmaceuticals, Inc. (formerly Discovery Therapeutics, Inc.), a clinical stage pharmaceutical company (“Aderis”). Dr. McAfee has been a scientist and manager in academia and industry for more than 35 years. From May 1994 to September 2000, Dr. McAfee served as Chief Executive Officer of Discovery Therapeutics. Before organizing Discovery Therapeutics in 1994, Dr. McAfee served for eight years as Vice President, Research, at Whitby Research, Inc. (formerly Nelson Research and Development), managing drug discovery programs. Prior to entering industry, Dr. McAfee served as Chairman of the Division of Neurosciences at the Beckman Research Institute (City of Hope) and held faculty appointments at the Yale University School of Medicine and the University of Miami School of Medicine. He has authored more than 100 articles and book chapters in neuroscience and pharmacology. He is currently an adjunct professor at the University of California, Irvine and at the Medical College of Virginia, and is a frequent lecturer to the industry in drug discovery for the Pharmaceutical Education and Research Institute. Dr. McAfee received his Ph.D. in Physiology from the University of Oregon School of Medicine.

Class I Directors whose terms continue until 2004:

THOMAS R. REYNOLDS – Executive Vice President, Secretary, Director and Founder

Age – 40

Director since 1992

Mr. Reynolds currently serves the Company as an Executive Vice President and a director. He assumed the role of the Company’s Secretary in 1998. From the founding of the Company in 1992 until 1997, Mr. Reynolds served as a Vice President of the Company. From 1987 until 1997, Mr. Reynolds served as the Manager of the Nucleic Acids Core Laboratory at The Massey Cancer Center at VCU. Mr. Reynolds received a bachelor’s degree in Biology from the Pennsylvania State University.

Class II Directors whose terms continue until 2005:

L. McCARTHY DOWNS III – Director

Age – 50

Director since 2000

Mr. Downs is Chairman of the Board of Anderson & Strudwick Investment Corporation, the parent company of Anderson & Strudwick, Incorporated, a registered broker-dealer (“A&S”). Mr. Downs is a Senior Vice President with A&S. He has been the manager of A&S’ Corporate Finance department since 1990 and has been involved in several public and private financings for real estate investment trusts and other companies including the Company. Prior to 1990, Mr. Downs was employed by another investment banking and brokerage firm for seven years. In addition, Mr. Downs is a director of Hersha Hospitality Trust, a real estate investment trust. Mr. Downs received a Bachelor of Science degree in Business Administration from The Citadel and obtained a master’s degree in Business Administration from The College of William and Mary.

ROBERT B. HARRIS, PH.D. – President, Director and Founder

Age – 51

Director since 1992

Since founding the Company in 1992, Dr. Harris has served as the President and a director of the Company. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a full Professor. Dr. Harris received a joint bachelor’s degree in Chemistry and Biology from the University of Rochester, and a master’s degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

SAMUEL P. SEARS, JR. – Director

Age – 59

Director since 2001

Since March 1999, Mr. Sears has been in private practice as an attorney and has been providing business consulting services. From December 1998 through February 1999, Mr. Sears served as Vice Chairman of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutriceuticals to patients with chronic diseases. From 1995 through May 1998, Mr. Sears was Chief Executive Officer and Chairman of Star Scientific, Inc., a tobacco company focusing on demonstrating the commercial viability of potentially less harmful tobacco products. Mr. Sears is a graduate of Harvard College and Boston College Law School.

The Board of Directors recommends that shareholders vote FOR the election of all of the proposed Class III nominees to the Board of Directors.

HOLDINGS OF SHARES OF THE COMPANY’S CAPITAL STOCK

Security Ownership of Management

The following table lists share ownership of the Company’s Common Stock by directors and executive officers of the Company as of April 7, 2003. Unless otherwise indicated, share ownership is direct.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)(%)
Richard J. Freer, Ph.D. (2)	214,445	8.2
Robert B. Harris, Ph.D. (3)	177,601	6.9
Thomas R. Reynolds (4)	111,259	4.4
James H. Brennan (5)	70,614	2.8
L. McCarthy Downs III (6)	33,717	1.4
Samuel P. Sears, Jr. (7)	168,918	6.8
Donald A. McAfee, Ph.D. (8)	26,029	1.1
All directors and executive officers as a group (7 persons) (9)	802,583	26.6

(1) Applicable percentages are based on 2,433,779 shares outstanding on April 7, 2003. Also includes shares of Common Stock subject to options and warrants that may be exercised within 60 days of April 7, 2003. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Dr. Freer’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 144,255 shares of Common Stock and warrants to purchase an aggregate of 31,169 shares of Common Stock.

(3) Dr. Harris’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 112,963 shares of Common Stock and warrants to purchase an aggregate of 28,947 shares of Common Stock.

(4) Mr. Reynolds’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Reynolds includes currently exercisable options to purchase an aggregate of 80,459 shares of Common Stock and warrants to purchase an aggregate of 13,158 shares of Common Stock.

(5) Mr. Brennan’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Brennan includes currently exercisable options to purchase an aggregate of 62,697 shares of Common Stock and warrants to purchase an aggregate of 834 shares of Common Stock. Of such shares, 550 shares are held by Mr. Brennan’s son, and Mr. Brennan disclaims beneficial ownership thereof.

(footnotes continued on next page)

(footnotes continued from previous page)

(6) Mr. Downs’ address is 707 East Main Street, 20th Floor, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Mr. Downs represents currently exercisable options to purchase an aggregate of 11,029 shares of Common Stock and warrants to purchase an aggregate of 12,688 shares of Common Stock.

(7) Mr. Sears’ address is 35 Elm Street, Dennis, Massachusetts 02638. The number of shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase an aggregate of 26,029 shares of Common Stock and warrants to purchase an aggregate of 27,778 shares of Common Stock.

(8) Dr. McAfee’s address is 2028 Dabney Road, Suite E-17, Richmond, Virginia 23230. The number of shares deemed to be beneficially held by Dr. McAfee represents currently exercisable options to purchase an aggregate of 26,029 shares of Common Stock.

(9) Includes currently exercisable options and warrants to purchase an aggregate of 578,035 shares of Common Stock within 60 days of April 7, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to the fiscal year ended December 31, 2002, by persons who were, at any time during the fiscal year ended December 31, 2002, directors or officers of the Company or beneficial owners of more that 10% of the outstanding shares of Common Stock, except as noted below, no such person failed to file on a timely basis any report required by such section during the fiscal year ended December 31, 2002. Notwithstanding the foregoing, however, Mr. Brennan failed to timely report one Form 4 reflecting three transactions. Such error was subsequently remedied.

Security Ownership of Certain Beneficial Owners

The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the Company’s Common Stock outstanding as of March 24, 2003. The dates applicable to the beneficial ownership indicated are set forth in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
James T. Martin (2)	1,063,639	39.9

(footnotes begin on next page)

(1) Applicable percentages based on 2,433,779 shares outstanding on April 7, 2003. Also includes shares of Common Stock subject to options and warrants that may be exercised within 60 days of April 7, 2003. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding the shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Mr. Martin’s address is Agano Island c/o Mainsail 11 Lulworth Lane, Pointe Shores, Pembroke Bermuda HMO5. The number of shares deemed to be beneficially held by Mr. Martin represents (i) 142,465 shares of Common Stock held by Mr. Martin; (ii) currently exercisable options held by Mr. Martin for 31,250 shares of Common Stock; (iii) 688,146 shares of Common Stock held by Juniper Trading Services, Inc.; and (iv) currently exercisable warrants held by Juniper Trading Services, Inc. to purchase an aggregate of 201,778 shares of Common Stock. Mr. Martin possesses total beneficial ownership of Juniper Trading Services, Inc. Juniper Trading Services, Inc.’s address is Compass Point Building, 9 Bermudiana Road, Hamilton, HM 11 Bermuda.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Meetings of the Board

The Company’s Board of Directors held four meetings during the fiscal year ended December 31, 2002. In 2002, all incumbent directors attended at least 75% of the meetings of the Board and each committee of the Board on which such directors served at the time of such meeting. In 2002, the Board decided that the nonemployee directors will meet in executive session (without management present) as part of each regularly scheduled Board meeting.

Compensation Committee

The members of the Compensation Committee are:

Donald A. McAfee, Ph.D., Chairman

Samuel P. Sears, Jr.

L. McCarthy Downs III

The Compensation Committee held four meetings in 2002. The Compensation Committee’s principal responsibilities include:

•    Making recommendations to the Board of Directors concerning executive management organization matters generally.

•    In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the Chief Executive Officer on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that, the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

•    Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits (whether in the form of a pension, deferred compensation or otherwise) after termination of regular employment of such officer.

•    Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans.

•    Administering the Company’s formal incentive compensation programs, including equity based plans.

Audit Committee

The members of the Audit Committee are:

Samuel P. Sears, Jr., Chairman

Donald A. McAfee, Ph.D.

L. McCarthy Downs III

The Audit Committee held four meetings in 2002. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. In carrying out its responsibility, the Audit Committee undertakes to do many things, including:

•    Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the corporation and its division and subsidiaries.

•    Meet with the independent auditors and management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•    Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation. It will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further the committee periodically should review corporation’s policy statements to determine their adherence to the code of conduct.

•    Review the internal accounting function of the corporation, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

•    Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•    Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•    Review accounting and financial human resources and succession planning within the corporation.

•    Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

Nominating Committee

The members of the Nominating Committee are:

L. McCarthy Downs, III, Chairman

Samuel P. Sears, Jr.

Donald A. McAfee, Ph.D.

The Nominating Committee had four meetings in 2002. The Nominating Committee undertakes to:

•    Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of stockholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company.

•    Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.

•    Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees.

•    Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.

•    Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.

•    Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees.

•    Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

The Nominating Committee will consider shareholder recommendations for nominees for director. Any shareholders interested in suggesting a nominee should follow the procedures outlined herein.

Strategic Planning Committee

The members of the Strategic Planning Committee are:

Robert B. Harris, Ph.D., Chairman

L. McCarthy Downs III

Donald A. McAfee, Ph.D.

Thomas R. Reynolds

The Strategic Planning Committee met four times in 2002. The Strategic Planning Committee is responsible for developing, modifying, and monitoring the implementation of the Company’s long-term strategic plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers of the Company

The executive officers of the Company are as follows:

Name	Age	Position
Richard J. Freer, Ph.D.	60	Chairman, Chief Operating Officer and Director
Robert B. Harris, Ph.D.	51	President, Chief Executive Officer and Director
Thomas R. Reynolds	40	Senior Vice President, Secretary and Director
James H. Brennan	50	Controller

Set forth below is the biographical information for Mr. Brennan. See “Proposal 1: Election of Directors” for information regarding the backgrounds of Dr. Freer, Dr. Harris and Mr. Reynolds.

JAMES H. BRENNAN – Controller

Age – 50

Mr. Brennan became the Company’s Controller in December 1997. From 1996 to 1997, Mr. Brennan served as the Controller of Star Tobacco, a tobacco product manufacturer. From 1995 to 1996, he served as Controller of Delta Airport Consultants, an engineering firm. From 1994 to 1995, Mr. Brennan was the Controller for Herald Pharmacal, a manufacturer of skin care products. Mr. Brennan received a bachelor’s degree in Political Science from Mount St. Mary’s College and a master’s degree in Business Administration from Averett College.

Summary Compensation

The following table sets forth summary information concerning compensation paid or accrued by the Company in 2002 on behalf of (i) the Company’s Chairman of the Board and (ii) the three other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2002 (collectively, the “Named Executive Officers”).

						Long Term Compensation
Name and Principal Position	Year	Salary (1)	Bonus ($)	Other Annual Compensation		Restricted Stock Awards ($)		Securities Underlying Options (#)
Richard J. Freer, Ph.D.	2002	181,500	—	14,600	(2)(3)	—		11,029	(4)
Chairman of the Board	2001	181,500	—	17,600		—		48,000
	2000	181,500	—	24,700		—		7,069
Robert B. Harris, Ph.D.	2002	181,500	—	14,600	(2)(3)	7,500	(4)	—
President	2001	181,500	—	14,400		—		48,000
	2000	181,500	—	24,700		—		7,069
Thomas R. Reynolds	2002	165,000	—	14,600	(2)(3)	7,500	(4)	—
Senior Vice President	2001	165,000	—	8,500		—		48,000
	2000	165,000	—	15,000		—		6,141
James H. Brennan	2002	100,000	—	12,600	(5)	—		6,617	(4)
Controller	2001	100,000	11,300	6,000		—		48,000
	2000	90,000	—	7,000		—		8,080

(1) Does not include certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(2) Represents Director’s Fees and/or travel expenses paid by the Company.

(3) Includes $2,500 Director’s fee that was accrued, but unpaid.

(4) In June 2002, the Company granted either (i) options to purchase shares of Common Stock or (ii) shares of restricted Common Stock to the Company’s directors in satisfaction of accrued, but unpaid, directors’ fees. The value of the restricted stock so issued, as of the original grant date, is reflected in the table. The Company does not currently pay dividends or shares of its Common Stock. The shares and options are vested upon issuance. The aggregate number (and value) of outstanding restricted stock awards of each of the Named Executive Officers at December 31, 2002 was: Dr. Harris 7,500 ($5,175), Dr. Freer 0 ($0), Mr. Reynolds 7,500 ($5,175) and Mr. Brennan 0 ($0).

(5) Includes $1,500 fee that was accrued, but unpaid, and travel expenses paid by the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of securities underlying options granted	Percent of total options granted to employees in fiscal year	Exercise price ($/sh)	Expiration Date
Robert B. Harris, Ph.D. President and Chief Executive Officer	—	—	—	—

Richard J. Freer, Ph.D. Chairman and Chief Operating Officer	11,029	19.9%	$1.36	6/25/12

Thomas R. Reynolds Senior Vice President and Secretary	—	—	—	—

James H. Brennan Controller	6,617	12.0%	$1.36	6/25/12

No Named Executive Officer exercised options or during the Company’s last completed fiscal year.

Compensation of Directors

All directors receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended (the “Director’s Fee”). In addition to the Director’s Fee, all directors receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings. Since November 2001, the Company’s directors have opted to defer payment of all Director’s Fees and travel reimbursements. In June 2002, the directors opted to receive either restricted shares of Common Stock or options to purchase shares of Common Stock in lieu of Director’s Fees accrued to such date. The following table sets forth the form and amount of compensation so received:

Name	Amount and Form of Compensation
Robert B. Harris, Ph.D.	5,515 shares of restricted Common Stock
Richard J. Freer, Ph.D.	Options to purchase 11,029 shares of Common Stock (1)
Thomas R. Reynolds	5,515 shares of restricted Common Stock
Samuel P. Sears, Jr.	Options to Purchase 11,029 shares of Common Stock (1)
Donald A. McAfee, Ph.D.	Options to Purchase 11,029 shares of Common Stock (1)
L. McCarthy Downs, III	Options to Purchase 11,029 shares of Common Stock (1)

(1) Options vested upon grant, have 10-year terms and have an exercise price of $1.36 per share.

Employment Contracts and Termination of Employment and Change in Control Arrangements

On June 24, 1997, the Company entered into employment agreements with each of Dr. Freer, Dr. Harris and Mr. Reynolds. Each of these agreements has a term of five years and will be extended for successive one-year terms beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the employment agreement. The employment agreements provide for base salaries of $165,000 for Dr. Freer and Dr. Harris and $120,000 for Mr. Reynolds, which are adjustable annually at the discretion of the Compensation Committee. Since the execution of the executive officers’ employment agreements in 1997, the Board of Directors has raised the executives’ salaries as follows: Dr. Freer - $181,500 (2002); Dr. Harris - $181,500 (2002) and Mr. Reynolds - $165,000 (2002). Since November 2001, in an effort to conserve capital, the Board of Directors opted to defer a portion of the executives’ salaries. Dr. Freer and Dr. Harris have deferred payment of $45,375 of future annual salaries, and Mr. Reynolds has deferred payment of $41,250 of his future annual salary. The Company may opt to terminate this deferral arrangement upon the improvement of the Company’s financial condition.

In addition, the employment agreements provide the Company’s executive officers with annual bonuses equal to, in the aggregate, 15% of the Company’s pre-tax net income for the preceding fiscal year. Such bonuses will be paid within 30 days following the release of the Company’s annual audited financial statements. Under each of the employment agreements, the Company may terminate the executive officer’s employment at any time for “Cause” as such term is defined in the employment agreement, without incurring any continuing obligations to the executive officer. If the Company terminates an executive officer’s employment for any reason other than for “Cause” or if an executive officer terminates his or her employment for “Good Reason,” as such term is defined in the employment agreement, the Company will remain obligated to continue to provide the compensation and benefits specified in the executive officer’s employment agreement for the duration of what otherwise would have been the term of the employment agreement. In addition, each employment agreement contains non-competition provisions that prohibit each executive officer from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

As of December 1, 1997, the Company entered into an employment agreement with Mr. Brennan. The agreement has a term of one year and will be extended for successive one-year terms unless either Mr. Brennan or the Company shall give notice to the other of an election not to extend the term of the employment agreement. The employment agreement provides a base salary of $65,000 per year, which amount is adjustable by the Company from time to time. Since the execution of this agreement, the Board of Directors has raised Mr. Brennan’s salary to $100,000 (2002). In addition, Mr. Brennan’s employment agreement provides Mr. Brennan with an annual bonus equal to 0.5% of the Company’s pre-tax net income for the preceding fiscal year. The agreement also contains non-competition provisions that prohibit Mr. Brennan from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

The Company has entered into severance agreements with each of Dr. Freer, Dr. Harris and Mr. Reynolds. Each severance agreement (all of which are substantially similar) has an initial term of five years and will be extended for successive one-year periods beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the severance agreement. If the employment of any of these executive officers is terminated (with certain exceptions) within 60 months following a “Change in Control,” as such term is defined in the severance agreement, the executive officer will be entitled to receive a cash payment equal to two times the annual salary for the most recent twelve-month period and three times the bonus paid with respect to such period. To the extent the aggregate benefits available to an executive officer, whether under his respective severance agreement or otherwise, exceed the limit of three times the executive’s average base compensation provided in Section 280G of the Internal Revenue Code of 1986, as amended, resulting in the executive officer incurring an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any other taxes or penalties (other than ordinary income or capital gains taxes), the severance agreements require the Company to pay the executive officer an additional amount to cover any such excise taxes or penalties incurred. The Company will not be entitled to a deduction for the amount in excess of this limit.

As of April 10, 2000, the Company entered into a severance agreement with Mr. Brennan. This agreement has a term of one year and will be extended for successive one-year periods, unless either Mr. Brennan or the Company shall give notice to the other of an election not to extend the term of the severance agreement. If Mr. Brennan’s employment is terminated (with certain exceptions) within 60 months following a “Change in Control,” as such term is defined in the severance agreement, Mr. Brennan will be entitled to receive a cash payment equal to two times his annual salary at the rate in effect immediately prior to the termination.

Transactions with Management and Others

During the last two years, the Company has not entered into, or proposed to enter into, any transaction that would be required to be disclosed herein.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Board of Directors is an officer or employee of the Company. No member of the Committee has a current or prior relationship and no officer who is a statutory insider of the Company has a relationship to any other company, in each case that is required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the Company’s accounting, auditing and financial reporting processes. Management is responsible for establishing and maintaining the Company’s system of internal controls and preparing financial statements in accordance with accounting principles generally accepted in the United States of America.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors matters required to be discussed by SAS 61 and the auditors’ independence from management and the Company, including the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1 and the compatibility of their non-audit services with maintaining their independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Committee held four meetings during the fiscal year ended December 31, 2002.

In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

The Committee operates under a written charter. The full text of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Samuel P. Sears, Jr., Chairman

L. McCarthy Downs III

Donald A. McAfee, Ph.D.

APPOINTMENT OF INDEPENDENT AUDITORS

During fiscal year 2002, McGladrey & Pullen, LLP provided various audit, audit related and non-audit services to the Company as follows:

Audit Fees (1)	$51,179
All Other Fees (2)	$22,797
Total	$73,976

(1) Includes fees for the annual audit of the financial statement and the quarterly review of the financial statements.

(2) Includes fees for tax return preparation and consultation, post audit and due diligence procedures related to registration statements and consultation on various accounting matters. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the May 15, 2003 Annual Meeting, the Board of Directors has appointed McGladrey & Pullen, LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2003. If the appointment is not ratified, or if McGladrey & Pullen, LLP declines to act or becomes incapable of action, or if their appointment is discontinued, the Board will appoint other independent auditors whose continued appointment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders. McGladrey & Pullen representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and it is expected that they will respond to appropriate questions raised at the meeting.

The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of McGladrey & Pullen, LLP unless a contrary choice is indicated.

The Board of Directors recommends a vote FOR ratification of the appointment of independent auditors.

OTHER BUSINESS

The Company did not receive notice by December 12, 2002 of any shareholder proposal meeting the requirements of Securities and Exchange Commission Rule 14a-8, and consequently, does not know of any shareholder proposal scheduled to be presented at the meeting. Therefore, if any other matters do properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

GENERAL INFORMATION

Submission of Shareholder Proposals

If a shareholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the 2004 Annual Meeting of Shareholders, the proposal must comply with the Securities and Exchange Commission’s proxy rules, be stated in writing and be submitted on or before December 11, 2003. Any proposals should be mailed to the Company at 601 Biotech Drive, Richmond, Virginia 23235, Attention: Thomas R. Reynolds, Secretary.

In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if a proposal is not to be included in the Company’s proxy statement, the Company’s Bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Company not later than 90 days prior to the annual meeting. As to each matter, the notice must contain (i) a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting, (ii) the name of, record address of, and class and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business.

The Company’s Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by mailing written notice to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Any such shareholder’s notice shall include (a) the name and address of the shareholder and of each person to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (e) the consent of each nominee to serve as a director of the Company if so elected.

Solicitation Expense

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company may solicit proxies by personal interview and telephone. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to their principals.

It is important that proxies be voted promptly. Therefore, shareholders who do not expect to attend in person are urged to vote either by signing, dating and returning the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ THOMAS R. REYNOLDS
Thomas R. Reynolds,
Secretary

April 15, 2003

EXHIBIT A

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship, that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. It is intended that the composition of the committee shall comply with the regulations of the Securities and Exchange Commission and of the National Association of Securities Dealers, Inc. as they may be applicable.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders relating to corporate directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. This is to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will,

•    Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the corporation and its division and subsidiaries.

•    Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•    Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation. It will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further the committee periodically should review corporation’s policy statements to determine their adherence to the code of conduct.

•    Review the internal accounting function of the corporation, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

•    Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•    Provide sufficient opportunity for independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•    Review accounting and financial human resources and succession planning within the corporation.

•    Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

ANNUAL MEETING OF SHAREHOLDERS

May 15, 2003

The undersigned hereby appoints Richard J. Freer, Ph.D. and Robert B. Harris, Ph.D., or either of them, with power of substitution, as proxies to vote all stock of Commonwealth Biotechnologies, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Shareholders to be held on May 15, 2003, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

1.	☐	FOR the election as director of all nominees listed: Richard J. Freer, Ph.D. and Donald A. McAfee, Ph.D. (except as marked to the contrary below).

	☐	WITHHOLD AUTHORITY to vote for all nominees listed: Richard J. Freer, Ph.D. and Donald A. McAfee, Ph.D. (except as marked to the contrary below).

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, WRITE THE APPLICABLE NAME(S) IN THE SPACE PROVIDED BELOW:

2.		Proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003.

☐ FOR ☐ AGAINST ☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MUST BE DATED AND SIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the two nominees as Class III Directors of the Company; and (ii) FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP as independent public accountants of the Company for the fiscal year ended December 31, 2003.

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability entity, please sign in full name such entity by authorized person.

Dated:	, 2003
Signature of Shareholder Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.